NEWS RELEASE
WESCO International, Inc. / 225 West Station Square Drive, Suite 700 / Pittsburgh, PA 15219
Wesco International Reports Third Quarter 2024 Results
•Third quarter reported net sales down 2.7% YOY due primarily to the Wesco Integrated Supply divestiture
–Organic sales down 0.6% YOY and up 0.1% sequentially
•Third quarter operating profit of $336 million; operating margin of 6.1%
–Gross margin of 22.1%, up 50 basis points YOY and up 20 basis points sequentially
–Adjusted EBITDA margin of 7.3%, down 80 basis points YOY and flat sequentially
•Operating cash flow of $302 million in the third quarter and $825 million for the first nine months of 2024, up from $424 million in the first nine months of 2023
•Reaffirming full-year outlook
PITTSBURGH, October 31, 2024 /PR Newswire/ -- Wesco International (NYSE: WCC), a leading provider of business-to-business distribution, logistics services and supply chain solutions, announces its results for the third quarter of 2024.

“We had a strong close to our third quarter, with sales slightly up compared to the second quarter driven by accelerating momentum in our Communications and Security Solutions segment, including double-digit sales growth in our global data center business. The continued weakness in Utility and Broadband Solutions offset what would have been a return to organic growth in the quarter. Adjusted EBITDA margin was flat compared to the second quarter and better than the expectations reviewed during our Investor Day last month, primarily driven by a sequential increase in gross margin,” said John Engel, Chairman, President and CEO.

Mr. Engel added, “I am pleased with our free cash flow generation of $280 million in the third quarter and $777 million year-to-date, or 154% of adjusted net income. We have placed a particular focus on working capital management and are beginning to see the benefits, particularly in our Communications & Security Solutions business. Financial leverage was stable at 2.9X trailing twelve-month adjusted EBITDA as we reduced our net debt $188 million and repurchased $25 million of shares in the third quarter. Our pipeline of strategic acquisitions remains strong and is aligned with our goal to increase service offerings to our customers.”

Mr. Engel concluded, “Quoting, bid activity levels, and backlog remain healthy across our Wesco enterprise. We are reaffirming our 2024 full-year outlook for sales, profitability and free cash flow. While end markets remain mixed, in the fourth quarter we expect to continue to benefit from double-digit growth in the data center space as well as some large projects in our electrical and industrial end markets. As we look ahead, I like Wesco’s leadership position and exposure to the long-term trends we have consistently described in detail. While the macro-economic environment will inevitably present challenges, I believe Wesco will continue to outperform our competitors under all market conditions. Our commitment to value creation from operational improvements, digital transformation and our capital allocation strategy, including focused M&A, is clear and resolute as outlined during our recent Investor Day. The Wesco team will continue to strive to execute on those plans to deliver outsized returns for our shareholders.”

The following are results for the three months ended September 30, 2024 compared to the three months ended September 30, 2023:
•Net sales were $5.5 billion for the third quarter of 2024 compared to $5.6 billion for the third quarter of 2023, a decrease of 2.7%. On an organic basis, which removes the impact of the Wesco Integrated Supply (“WIS”) divestiture, differences in foreign exchange rates, and the impact from the number of workdays, sales for the third quarter of 2024 declined by 0.6%. The decrease in organic sales reflects volume declines in the EES and UBS segments, partially offset by a volume increase in the CSS segment, and price inflation in the EES and UBS segments. Sequentially, net sales increased 0.2% and organic sales grew by 0.1% as fluctuations in foreign exchange rates positively impacted reported net sales by 0.1%.
•Cost of goods sold for the third quarter of 2024 was $4.3 billion compared to $4.4 billion for the third quarter of 2023, and gross profit was $1.2 billion for the third quarter of 2024 and 2023. As a percentage of net sales, gross profit was 22.1% and 21.6% for the third quarter of 2024 and 2023, respectively. The increase in gross profit as a percentage of net sales for the third quarter of 2024 primarily reflects the impact of the divestiture of the WIS business. Sequentially, gross profit as a percentage of net sales increased 20 basis points from 21.9% in the second quarter of 2024.

•Selling, general and administrative (“SG&A”) expenses were $831.1 million, or 15.1% of net sales, for the third quarter of 2024, compared to $796.4 million, or 14.1% of net sales, for the third quarter of 2023. SG&A expenses for the third quarter of 2024 include $5.4 million of digital transformation costs and $0.5 million of restructuring costs. SG&A expenses for the third quarter of 2023 include $12.9 million of digital transformation costs, $5.6 million of restructuring costs, and $2.1 million of merger-related and integration costs. Adjusted for these costs, SG&A expenses were $825.2 million, or 15.0% of net sales, for the third quarter of 2024 and $775.8 million, or 13.7% of net sales, for the third quarter of 2023. Adjusted SG&A expenses for the third quarter of 2024 reflect higher payroll and payroll-related expenses, costs to operate our facilities and transportation costs, partially offset by the impact of the divestiture of the WIS business.
•Depreciation and amortization for the third quarter of 2024 was $46.0 million compared to $45.1 million for the third quarter of 2023, an increase of $0.9 million.
•Operating profit was $335.6 million for the third quarter of 2024 compared to $380.5 million for the third quarter of 2023, a decrease of $44.9 million, or 11.8%. Operating profit as a percentage of net sales was 6.1% for the current quarter compared to 6.7% for the third quarter of the prior year. Adjusted for digital transformation costs and restructuring costs, operating profit was $341.5 million, or 6.2% of net sales, for the third quarter of 2024. Adjusted for digital transformation costs, restructuring costs, merger-related and integration costs, and accelerated trademark amortization expense, operating profit was $401.5 million, or 7.1% of net sales, for the third quarter of 2023.
•Net interest expense for the third quarter of 2024 was $86.5 million compared to $98.5 million for the third quarter of 2023. The decrease is primarily attributable to lower borrowings and a decrease in variable interest rates.
•Other non-operating income for the third quarter of 2024 was $24.9 million compared to expense of $3.7 million for the third quarter of 2023. During the third quarter, we finalized the divestiture of our WIS business, and recognized an additional gain from the sale of $19.3 million. We also recognized income of $2.2 million as a result of the finalization of the liabilities transferred related to the settlement of the Anixter Inc. Pension Plan. Adjusted for the gain on the divestiture of our WIS business as well as the reduction to pension settlement costs, other non-operating income was $3.4 million for the third quarter of 2024.
•The effective tax rate for the third quarter of 2024 was 25.3% compared to 15.9% for the third quarter of 2023. The higher effective tax rate for the third quarter of 2024 is due to lower discrete income tax benefits resulting from the exercise and vesting of stock-based awards as compared to the prior year. The corresponding quarter of the prior year also reflected discrete income tax benefits relating to the reversal of certain valuation allowances and return-to-provision adjustments.
•Net income attributable to common stockholders was $189.9 million for the third quarter of 2024 compared to $219.0 million for the third quarter of 2023. Adjusted for digital transformation costs, restructuring costs, the gain recognized on the divestiture of our WIS business, the reduction to pension settlement cost, and the related income tax effects, net income attributable to common stockholders was $178.1 million for the third quarter of 2024. Adjusted for digital transformation costs, restructuring costs, merger-related and integration costs, accelerated trademark amortization expense, and the related income tax effects, net income attributable to common stockholders was $234.4 million for the third quarter of 2023.
•Earnings per diluted share for the third quarter of 2024 was $3.81, based on 49.8 million diluted shares, compared to $4.20 for the third quarter of 2023, based on 52.2 million diluted shares. Adjusted for digital transformation costs, restructuring costs, the gain recognized on the divestiture of our WIS business, the reduction to pension settlement cost, and the related income tax effects, earnings per diluted share for the third quarter of 2024 was $3.58. Adjusted for digital transformation costs, restructuring costs, merger-related and integration costs, accelerated trademark amortization expense, and the related income tax effects, earnings per diluted share for the third quarter of 2023 was $4.49. Adjusted earnings per diluted share decreased 20.3% year-over-year.
•Operating cash flow for the third quarter of 2024 was an inflow of $302.1 million compared to $361.7 million for the third quarter of 2023. Free cash flow for the third quarter of 2024 was $279.5 million, or 144.9% of adjusted net income. The net cash inflow in the third quarter of 2024 was primarily driven by net income of $204.7 million, as well as an improvement in net working capital. Fluctuations in accounts payable resulted in a cash inflow of $136.1 million for the third quarter of 2024, primarily due to the timing of payments to suppliers as well as inventory purchases. A decrease in trade accounts receivable of $40.9 million primarily due to the timing of receipts from customers also contributed to the cash inflow. An increase in inventories resulted in a use of cash of $103.9 million.
The following are results for the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023:
•Net sales were $16.3 billion for the first nine months of 2024 compared to $16.9 billion for the first nine months of 2023, a decrease of 3.5%. On an organic basis, which removes the impact of the WIS divestiture, differences in foreign exchange rates, and the impact from the number of workdays, sales for the first nine months of 2024 declined by 1.5%. The decrease in organic sales reflects volume declines in the EES and UBS segments, partially offset by a volume increase in the CSS segment, and price inflation in the EES and UBS segments.

•Cost of goods sold for the first nine months of 2024 was $12.8 billion compared to $13.2 billion for the first nine months of 2023, and gross profit was $3.5 billion and $3.7 billion, respectively. As a percentage of net sales, gross profit was 21.7% for the first nine months of 2024 and 2023.
•SG&A expenses were $2,488.9 million, or 15.3% of net sales, for the first nine months of 2024, compared to $2,445.8 million, or 14.5% of net sales, for the first nine months of 2023. SG&A expenses for the first nine months of 2024 include a $17.8 million loss on abandonment of assets, $17.5 million of digital transformation costs, $9.5 million of restructuring costs, and $4.8 million of excise taxes on excess pension plan assets. SG&A expenses for the first nine months of 2023 include $28.5 million of digital transformation costs, $16.9 million of merger-related and integration costs, and $15.4 million of restructuring costs. Adjusted for the loss on abandonment of assets, digital transformation costs, restructuring costs, and excise taxes on excess pension plan assets, SG&A expenses were $2,439.3 million, or 14.9% of net sales, for the first nine months of 2024. Adjusted for digital transformation costs, merger-related and integration costs, and restructuring costs, SG&A expenses were $2,385.0 million, or 14.1% of net sales for the first nine months of 2023. The increase in adjusted SG&A expenses for the first nine months of 2024 compared to the first nine months of 2023 reflects higher costs to operate our facilities, an increase in IT costs, and an increase in payroll and payroll-related costs.
•Depreciation and amortization for the first nine months of 2024 was $137.6 million compared to $136.4 million for the first nine months of 2023, an increase of $1.2 million.
•Operating profit was $922.1 million for the first nine months of 2024 compared to $1,090.7 million for the first nine months of 2023, a decrease of $168.6 million, or 15.5%. Operating profit as a percentage of net sales was 5.7% for the first nine months of 2024 compared to 6.4% for the first nine months of 2023. Adjusted for the loss on abandonment of assets, digital transformation costs, restructuring costs, and excise taxes on excess pension plan assets, operating profit was $971.7 million, or 6.0% of net sales, for the first nine months of 2024. Adjusted for digital transformation costs, merger-related and integration costs, restructuring costs, and accelerated trademark amortization expense, operating profit was $1,152.7 million, or 6.8% of net sales, for the first nine months of 2023.
•Net interest expense for the first nine months of 2024 was $279.8 million compared to $292.3 million for the first nine months of 2023. The decrease is primarily attributable to lower borrowings and a decrease in variable interest rates.
•Other non-operating income for the first nine months of 2024 was $99.3 million compared to expense of $14.6 million for the first nine months of 2023. In the first nine months of 2024, we completed the divestiture of our WIS business and recognized a gain from the sale of $122.2 million. Additionally, in the first nine months of 2024, we recognized a $3.8 million loss on termination of a business arrangement. Due to fluctuations in the U.S. dollar against certain foreign currencies, a net foreign currency exchange loss of $18.2 million was recognized for the first nine months of 2024 compared to a net loss of $14.6 million for the first nine months of 2023. Net costs of $3.2 million, comprising pension settlement cost, and net benefits of $0.9 million associated with the non-service cost components of net periodic pension (benefit) cost were recognized for the first nine months of 2024 and 2023, respectively. Adjusted for the gain on divestiture of our WIS business, the loss on termination of a business arrangement, and pension settlement cost described above, other non-operating expense was $15.8 million for the first nine months of 2024.
•The effective tax rate for the first nine months of 2024 was 25.4% compared to 20.4% for the first nine months of 2023. The effective tax rate for the first nine months of 2024 was higher than the comparable prior year period due to lower discrete income tax benefits resulting from the exercise and vesting of stock-based awards as compared to the prior year period. The prior year period also reflected discrete income tax benefits relating to the reversal of certain valuation allowances and return-to-provision adjustments.
•Net income attributable to common stockholders was $509.1 million for the first nine months of 2024 compared to $580.5 million for the first nine months of 2023. Adjusted for the loss on abandonment of assets, digital transformation costs, restructuring costs, excise taxes on excess pension plan assets, the gain recognized on the divestiture of the WIS business, the loss on termination of a business arrangement, pension settlement cost, and the related income tax effects, net income attributable to common stockholders was $461.0 million for the first nine months of 2024. Adjusted for digital transformation costs, merger-related and integration costs, restructuring costs, accelerated trademark amortization expense, and the related income tax effects, net income attributable to common stockholders for the first nine months of 2023 was $625.7 million.
•Earnings per diluted share for the first nine months of 2024 was $10.02, based on 50.8 million diluted shares, compared to $11.08 for the first nine months of 2023, based on 52.4 million diluted shares. Adjusted for the loss on abandonment of assets, digital transformation costs, restructuring costs, excise taxes on excess pension plan assets, the gain recognized on the divestiture of our WIS business, the loss on termination of a business arrangement, pension settlement cost, and the related income tax effects, earnings per diluted share for the first nine months of 2024 was $9.07. Adjusted for digital transformation costs, merger-related and integration costs, restructuring costs, accelerated trademark amortization expense, and the related income tax effects, earnings per diluted share for the first nine months of 2023 was $11.94. Adjusted earnings per diluted share decreased 24.0% year-over-year.

•Operating cash flow for the first nine months of 2024 was an inflow of $824.6 million compared to $423.9 million for the first nine months of 2023. Free cash flow for the first nine months of 2024 was $776.8 million, or 153.7% of adjusted net income. The net cash inflow in the first nine months of 2024 was primarily driven by net income of $553.5 million and non-cash adjustments to net income totaling $66.3 million. Operating cash flow was positively impacted by net changes in assets and liabilities of $204.8 million, which primarily comprised an increase in accounts payable of $478.0 million, primarily due to the timing of payments to suppliers, as well as inventory purchases, partially offset by an increase in trade accounts receivable of $217.9 million due to the timing of receipts from customers and an increase in inventories of $85.0 million.
Webcast and Teleconference Access
Wesco will conduct a webcast and teleconference to discuss the third quarter of 2024 earnings as described in this News Release on Thursday, October 31, 2024, at 10:00 a.m. E.T. The call will be broadcast live over the internet and can be accessed from the Investor Relations page of the Company's website at https://investors.wesco.com. The call will be archived on this internet site for seven days.
Wesco International (NYSE: WCC) builds, connects, powers and protects the world. Headquartered in Pittsburgh, Pennsylvania, Wesco is a FORTUNE 500® company with more than $22 billion in annual sales and a leading provider of business-to-business distribution, logistics services and supply chain solutions. Wesco offers a best-in-class product and services portfolio of Electrical and Electronic Solutions, Communications and Security Solutions, and Utility and Broadband Solutions. The Company employs approximately 20,000 people, partners with the industry’s premier suppliers, and serves thousands of customers around the world. With millions of products, end-to-end supply chain services, and leading digital capabilities, Wesco provides innovative solutions to meet customer needs across commercial and industrial businesses, contractors, government agencies, educational institutions, telecommunications providers, and utilities. Wesco operates nearly 800 branches, warehouses and sales offices in more than 50 countries, providing a local presence for customers and a global network to serve multi-location businesses and global corporations.
Forward-Looking Statements
All statements made herein that are not historical facts should be considered as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These statements include, but are not limited to, statements regarding business strategy, growth strategy, competitive strengths, productivity and profitability enhancement, competition, new product and service introductions, and liquidity and capital resources. Such statements can generally be identified by the use of words such as "anticipate," "plan," "believe," "estimate," "intend," "expect," "project," and similar words, phrases or expressions or future or conditional verbs such as "could," "may," "should," "will," and "would," although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and beliefs of Wesco's management, as well as assumptions made by, and information currently available to, Wesco's management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of Wesco's and Wesco's management's control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.
Important factors that could cause actual results or events to differ materially from those presented or implied in the forward-looking statements include, among others, the failure to achieve the anticipated benefits of, and other risks associated with, acquisitions, joint ventures, divestitures and other corporate transactions; the inability to successfully integrate acquired businesses; the impact of increased interest rates or borrowing costs; fluctuations in currency exchange rates; failure to adequately protect Wesco's intellectual property or successfully defend against infringement claims; the inability to successfully deploy new technologies, digital products and information systems or to otherwise adapt to emerging technologies in the marketplace, such as those incorporating artificial intelligence; failure to execute on our efforts and programs related to environmental, social and governance (ESG) matters; unanticipated expenditures or other adverse developments related to compliance with new or stricter government policies, laws or regulations, including those relating to data privacy, sustainability and environmental protection; the inability to successfully develop, manage or implement new technology initiatives or business strategies, including with respect to the expansion of e-commerce capabilities and other digital solutions and digitalization initiatives; disruption of information technology systems or operations; natural disasters (including as a result of climate change), health epidemics, pandemics and other outbreaks; supply chain disruptions; geopolitical issues, including the impact of the evolving conflicts in the Middle East and Russia/Ukraine; the impact of sanctions imposed on, or other actions taken by the U.S. or other countries against, Russia or China; the failure to manage the increased risks and impacts of cyber incidents or data breaches; and exacerbation of key materials shortages, inflationary cost pressures, material cost increases, demand volatility, and logistics and capacity constraints, any of which may have a material adverse effect on the Company's business, results of operations and financial condition. All such factors are difficult to predict and are beyond the Company's control. Additional factors that could cause results to differ materially from those described above can be found in Wesco's most recent Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission.

Contact Information
Investor Relations	Corporate Communications
Will Ruthrauff Director, Investor Relations 484-885-5648	Jennifer Sniderman Vice President, Corporate Communications 717-579-6603
http://www.wesco.com

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30, 2024		September 30, 2023
Net sales	$5,489.4		$5,644.4
Cost of goods sold (excluding depreciation and amortization)	4,276.7	77.9%	4,422.4	78.4%
Selling, general and administrative expenses	831.1	15.1%	796.4	14.1%
Depreciation and amortization	46.0		45.1
Income from operations	335.6	6.1%	380.5	6.7%
Interest expense, net	86.5		98.5
Other (income) expense, net	(24.9)		3.7
Income before income taxes	274.0	5.0%	278.3	4.9%
Provision for income taxes	69.3		44.3
Net income	204.7	3.7%	234.0	4.1%
Net income attributable to noncontrolling interests	0.4		0.6
Net income attributable to WESCO International, Inc.	204.3	3.7%	233.4	4.1%
Preferred stock dividends	14.4		14.4
Net income attributable to common stockholders	$189.9	3.5%	$219.0	3.9%

Earnings per diluted share attributable to common stockholders	$3.81		$4.20
Weighted-average common shares outstanding and common share equivalents used in computing earnings per diluted common share	49.8		52.2

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)
(Unaudited)

	Nine Months Ended
	September 30, 2024		September 30, 2023
Net sales	$16,319.1		$16,911.8
Cost of goods sold (excluding depreciation and amortization)	12,770.5	78.3%	13,238.9	78.3%
Selling, general and administrative expenses	2,488.9	15.3%	2,445.8	14.5%
Depreciation and amortization	137.6		136.4
Income from operations	922.1	5.7%	1,090.7	6.4%
Interest expense, net	279.8		292.3
Other (income) expense, net	(99.3)		14.6
Income before income taxes	741.6	4.5%	783.8	4.6%
Provision for income taxes	188.1		160.2
Net income	553.5	3.4%	623.6	3.7%
Net income attributable to noncontrolling interests	1.3		—
Net income attributable to WESCO International, Inc.	552.2	3.4%	623.6	3.7%
Preferred stock dividends	43.1		43.1
Net income attributable to common stockholders	$509.1	3.1%	$580.5	3.4%

Earnings per diluted share attributable to common stockholders	$10.02		$11.08
Weighted-average common shares outstanding and common share equivalents used in computing earnings per diluted common share	50.8		52.4

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollar amounts in millions)
(Unaudited)

	As of
	September 30, 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$706.8	$524.1
Trade accounts receivable, net	3,629.1	3,639.5
Inventories	3,630.1	3,572.1
Other current assets	717.5	655.9
Total current assets	8,683.5	8,391.6

Goodwill and intangible assets	5,028.9	5,119.9
Other assets	1,562.6	1,549.4
Total assets	$15,275.0	$15,060.9

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$2,839.1	$2,431.5
Short-term debt and current portion of long-term debt, net	14.9	8.6
Other current liabilities	1,074.5	948.3
Total current liabilities	3,928.5	3,388.4

Long-term debt, net	5,007.8	5,313.1
Other noncurrent liabilities	1,301.9	1,327.5
Total liabilities	10,238.2	10,029.0

Stockholders' Equity
Total stockholders' equity	5,036.8	5,031.9
Total liabilities and stockholders' equity	$15,275.0	$15,060.9

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollar amounts in millions)
(Unaudited)

	Nine Months Ended
	September 30, 2024	September 30, 2023
Operating Activities:
Net income	$553.5	$623.6
Add back (deduct):
Depreciation and amortization	137.6	136.4
Gain on divestiture	(122.2)	—
Loss on abandonment of assets	17.8	—
Change in trade receivables, net	(217.9)	(133.4)
Change in inventories	(85.0)	(62.7)
Change in accounts payable	478.0	(86.5)
Other, net	62.8	(53.5)
Net cash provided by operating activities	824.6	423.9

Investing Activities:
Capital expenditures	(70.4)	(63.6)
Acquisition payments	(41.7)	—
Proceeds from divestiture, net of cash transferred	354.9	—
Other, net	6.9	2.4
Net cash provided by (used in) investing activities	249.7	(61.2)

Financing Activities:
Debt repayments, net(1)	(318.2)	(41.0)
Payments for taxes related to net-share settlement of equity awards	(26.2)	(68.0)
Repurchases of common stock	(375.0)	(50.0)
Payment of common stock dividends	(61.4)	(57.6)
Payment of preferred stock dividends	(43.1)	(43.1)
Debt issuance costs	(26.6)	—
Other, net	(23.8)	6.3
Net cash used in financing activities	(874.3)	(253.4)

Effect of exchange rate changes on cash and cash equivalents	(17.3)	(5.2)

Net change in cash and cash equivalents	182.7	104.1
Cash and cash equivalents at the beginning of the period	524.1	527.3
Cash and cash equivalents at the end of the period	$706.8	$631.4
(1)    The nine months ended September 30, 2024 includes the issuance of the Company's $900.0 million aggregate principal amount of 6.375% Senior Notes due 2029 and (the “2029 Notes”) and the Company's $850.0 million aggregate principal amount of 6.625% Senior Notes due 2032 (the “2032 Notes” and, together with the 2029 Notes, the “2029 and 2032 Notes”). The proceeds from the issuance of the 2029 and 2032 Notes were used for the redemption of the Company's $1,500.0 million aggregate principal amount of 7.125% Senior Notes due 2025 (the “2025 Notes”). The nine months ended September 30, 2023 includes the repayment of the Company's $58.6 million aggregate principal amount of 5.50% Anixter Senior Notes due 2023 (the “Anixter 2023 Senior Notes”). The repayment of the Anixter 2023 Senior Notes was funded with borrowings under the Company's revolving credit facility.

NON-GAAP FINANCIAL MEASURES

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) above, this earnings release includes certain non-GAAP financial measures. These financial measures include organic sales growth, gross profit, gross margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, financial leverage, free cash flow, adjusted selling, general and administrative expenses, adjusted income from operations, adjusted operating margin, adjusted other non-operating expense (income), adjusted provision for income taxes, adjusted income before income taxes, adjusted net income, adjusted net income attributable to WESCO International, Inc., adjusted net income attributable to common stockholders, and adjusted earnings per diluted share. The Company believes that these non-GAAP measures are useful to investors as they provide a better understanding of our financial condition and results of operations on a comparable basis. Additionally, certain non-GAAP measures either focus on or exclude items impacting comparability of results such as merger-related and integration costs, digital transformation costs, restructuring costs, cloud computing arrangement amortization, pension settlement cost and excise taxes on excess pension plan assets related to the final settlement of the Anixter Inc. Pension Plan, loss on abandonment of assets, the gain recognized on the divestiture of the WIS business, the loss on termination of business arrangement, and the related income tax effects, allowing investors to more easily compare the Company's financial performance from period to period. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

Organic Sales Growth by Segment - Three Months Ended:

	Three Months Ended		Growth/(Decline)
	September 30, 2024	September 30, 2023	Reported	Divestiture	Foreign Exchange	Workday	Organic Sales

EES	$2,151.2	$2,190.7	(1.8)%	—%	(0.5)%	1.6%	(2.9)%
CSS	1,955.1	1,778.0	10.0%	—%	(0.1)%	1.6%	8.5%
UBS	1,383.1	1,675.7	(17.5)%	(11.7)%	(0.2)%	1.6%	(7.2)%
Total net sales	$5,489.4	$5,644.4	(2.7)%	(3.5)%	(0.2)%	1.6%	(0.6)%

Organic Sales Growth by Segment - Nine Months Ended:

	Nine Months Ended		Growth/(Decline)
	September 30, 2024	September 30, 2023	Reported	Divestiture	Foreign Exchange	Workday	Organic Sales

EES	$6,423.1	$6,526.1	(1.6)%	—%	(0.3)%	0.5%	(1.8)%
CSS	5,491.1	5,360.9	2.4%	—%	(0.1)%	0.5%	2.0%
UBS	4,404.9	5,024.8	(12.3)%	(7.9)%	—%	0.5%	(4.9)%
Total net sales	$16,319.1	$16,911.8	(3.5)%	(2.3)%	(0.2)%	0.5%	(1.5)%

Organic Sales Growth by Segment - Sequential:

	Three Months Ended		Growth/(Decline)
	September 30, 2024	June 30, 2024	Reported	Divestiture	Foreign Exchange	Workday	Organic Sales

EES	$2,151.2	$2,172.9	(1.0)%	—%	0.1%	—%	(1.1)%
CSS	1,955.1	1,865.9	4.8%	—%	0.1%	—%	4.7%
UBS	1,383.1	1,440.9	(4.0)%	—%	—%	—%	(4.0)%
Total net sales	$5,489.4	$5,479.7	0.2%	—%	0.1%	—%	0.1%
Note: Organic sales growth is a non-GAAP financial measure of sales performance. Organic sales growth is calculated by deducting the percentage impact from acquisitions and divestitures for one year following the respective transaction, fluctuations in foreign exchange rates and number of workdays from the reported percentage change in consolidated net sales. Workday impact represents the change in the number of operating days period-over-period after adjusting for weekends and public holidays in the United States. The third quarter and the first nine months of 2024 had one more workday compared to the third quarter and the first nine months of 2023. There was no change in the number of workdays in the third quarter of 2024 compared to the second quarter of 2024.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
Gross Profit:	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Net sales	$5,489.4	$5,644.4	$16,319.1	$16,911.8
Cost of goods sold (excluding depreciation and amortization)	4,276.7	4,422.4	12,770.5	13,238.9
Gross profit	$1,212.7	$1,222.0	$3,548.6	$3,672.9
Gross margin	22.1%	21.6%	21.7%	21.7%

Three Months Ended
Gross Profit:	June 30, 2024

Net sales	$5,479.7
Cost of goods sold (excluding depreciation and amortization)	4,281.7
Gross profit	$1,198.0
Gross margin	21.9%
Note: Gross profit is a financial measure commonly used in the distribution industry. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. Gross margin is calculated by dividing gross profit by net sales.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Adjusted SG&A Expenses:
Selling, general and administrative expenses	$831.1	$796.4	$2,488.9	$2,445.8
Loss on abandonment of assets(1)	—	—	(17.8)	—
Digital transformation costs(2)	(5.4)	(12.9)	(17.5)	(28.5)
Restructuring costs(3)	(0.5)	(5.6)	(9.5)	(15.4)
Excise taxes on excess pension plan assets(4)	—	—	(4.8)	—
Merger-related and integration costs(5)	—	(2.1)	—	(16.9)
Adjusted selling, general and administrative expenses	$825.2	$775.8	$2,439.3	$2,385.0
Percentage of net sales	15.0%	13.7%	14.9%	14.1%

Adjusted Income from Operations:
Income from operations	$335.6	$380.5	$922.1	$1,090.7
Loss on abandonment of assets(1)	—	—	17.8	—
Digital transformation costs(2)	5.4	12.9	17.5	28.5
Restructuring costs(3)	0.5	5.6	9.5	15.4
Excise taxes on excess pension plan assets(4)	—	—	4.8	—
Merger-related and integration costs(5)	—	2.1	—	16.9
Accelerated trademark amortization(6)	—	0.4	—	1.2
Adjusted income from operations	$341.5	$401.5	$971.7	$1,152.7
Adjusted income from operations margin %	6.2%	7.1%	6.0%	6.8%

Adjusted Other (Income) Expense, net:
Other (income) expense, net	$(24.9)	$3.7	$(99.3)	$14.6
Gain on divestiture	19.3	—	122.2	—
Loss on termination of business arrangement(7)	—	—	(3.8)	—
Pension settlement cost(8)	2.2	—	(3.3)	—
Adjusted other (income) expense, net	$(3.4)	$3.7	$15.8	$14.6

Adjusted Provision for Income Taxes:
Provision for income taxes	$69.3	$44.3	$188.1	$160.2
Income tax effect of adjustments to income from operations and other (income) expense, net(9)	(3.8)	5.6	(17.4)	16.8
Adjusted provision for income taxes	$65.5	$49.9	$170.7	$177.0
(1)    Loss on abandonment of assets represents the write-off of certain capitalized cloud computing arrangement implementation costs relating to a third-party developed operations management software product in favor of an application with functionality that better suits the Company’s operations.
(2) Digital transformation costs include costs associated with certain digital transformation initiatives.
(3)    Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.
(4)    Excise taxes on excess pension plan assets represent the excise taxes applicable to the excess pension plan assets following the final settlement of the Company's U.S. pension plan.
(5)    Merger-related and integration costs include integration and professional fees associated with the integration of Wesco and Anixter, as well as advisory, legal, and separation costs associated with the merger between the two companies.
(6)    Accelerated trademark amortization represents additional amortization expense resulting from changes in the estimated useful lives of certain legacy trademarks that have migrated to our master brand architecture.
(7)    Loss on termination of business arrangement represents the loss recognized as a result of management's decision to terminate a business arrangement with a third party.
(8)    Pension settlement cost represents expense related to the final settlement of the Company's U.S. pension plan. Reduction to pension settlement cost during the three months ended September 30, 2024 represents income of $2.2 million as a result of the finalization of the liabilities transferred as part of the settlement of the Company's U.S. pension plan.
(9) The adjustments to income from operations and other (income) expense, net have been tax effected at rates of approximately 24% and 27% for the three months ended September 30, 2024 and 2023, respectively, and at a rate of approximately 27% for the nine months ended September 30, 2024 and 2023.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
Adjusted Earnings per Diluted Share:	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Adjusted income from operations	$341.5	$401.5	$971.7	$1,152.7
Interest expense, net	86.5	98.5	279.8	292.3
Adjusted other (income) expense, net	(3.4)	3.7	15.8	14.6
Adjusted income before income taxes	258.4	299.3	676.1	845.8
Adjusted provision for income taxes	65.5	49.9	170.7	177.0
Adjusted net income	192.9	249.4	505.4	668.8
Net income attributable to noncontrolling interests	0.4	0.6	1.3	—
Adjusted net income attributable to WESCO International, Inc.	192.5	248.8	504.1	668.8
Preferred stock dividends	14.4	14.4	43.1	43.1
Adjusted net income attributable to common stockholders	$178.1	$234.4	$461.0	$625.7

Diluted shares	49.8	52.2	50.8	52.4
Adjusted earnings per diluted share	$3.58	$4.49	$9.07	$11.94
Note: For the three and nine months ended September 30, 2024, SG&A expenses, income from operations, other non-operating (income) expense, the provision for income taxes and earnings per diluted share have been adjusted to exclude the loss on abandonment of assets, digital transformation costs, restructuring costs, excise taxes on excess pension plan assets related to the final settlement of the Anixter Inc. Pension Plan, the gain recognized on the divestiture of the WIS business, the loss on termination of business arrangement, pension settlement cost, and the related income tax effects. For the three and nine months ended September 30, 2023, SG&A expenses, income from operations, the provision for income taxes and earnings per diluted share have been adjusted to exclude digital transformation costs, merger-related and integration costs, restructuring costs, accelerated trademark amortization expense, and the related income tax effects. These non-GAAP financial measures provide a better understanding of our financial results on a comparable basis.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30, 2024
EBITDA and Adjusted EBITDA by Segment:	EES	CSS	UBS	Corporate	Total

Net income attributable to common stockholders	$168.4	$150.4	$168.5	$(297.4)	$189.9
Net (loss) income attributable to noncontrolling interests	(1.0)	0.9	—	0.5	0.4
Preferred stock dividends	—	—	—	14.4	14.4
Provision for income taxes(1)	—	—	—	69.3	69.3
Interest expense, net(1)	—	—	—	86.5	86.5
Depreciation and amortization	12.2	17.6	6.9	9.3	46.0
EBITDA	$179.6	$168.9	$175.4	$(117.4)	$406.5
Other expense (income), net(2)	5.6	4.7	(19.7)	(15.5)	(24.9)
Stock-based compensation expense	1.1	1.6	0.8	3.3	6.8
Digital transformation costs(3)	—	—	—	5.4	5.4
Cloud computing arrangement amortization(4)	—	—	—	3.8	3.8
Restructuring costs(5)	—	—	—	0.5	0.5
Adjusted EBITDA	$186.3	$175.2	$156.5	$(119.9)	$398.1
Adjusted EBITDA margin %	8.7%	9.0%	11.3%		7.3%
(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.
(2) Other income for the UBS segment includes the gain on the divestiture of the WIS business.
(3) Digital transformation costs include costs associated with certain digital transformation initiatives.
(4) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

(5) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.

	Three Months Ended September 30, 2023
EBITDA and Adjusted EBITDA by Segment:	EES	CSS	UBS	Corporate	Total

Net income attributable to common stockholders	$177.9	$146.0	$188.7	$(293.6)	$219.0
Net income (loss) attributable to noncontrolling interests	—	0.7	—	(0.1)	0.6
Preferred stock dividends	—	—	—	14.4	14.4
Provision for income taxes(1)	—	—	—	44.3	44.3
Interest expense, net(1)	—	—	—	98.5	98.5
Depreciation and amortization	10.9	18.0	6.3	9.9	45.1
EBITDA	$188.8	$164.7	$195.0	$(126.6)	$421.9
Other expense (income), net	1.7	9.7	0.6	(8.3)	3.7
Stock-based compensation expense	1.0	1.1	0.8	7.9	10.8
Digital transformation costs(2)	—	—	—	12.9	12.9
Restructuring costs(3)	—	—	—	5.6	5.6
Merger-related and integration costs(4)	—	—	—	2.1	2.1
Adjusted EBITDA	$191.5	$175.5	$196.4	$(106.4)	$457.0
Adjusted EBITDA margin %	8.7%	9.9%	11.7%		8.1%
(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.
(2) Digital transformation costs include costs associated with certain digital transformation initiatives.
(3) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.
(4) Merger-related and integration costs include integration and professional fees associated with the integration of Wesco and Anixter, as well as advisory, legal, and separation costs associated with the merger between the two companies.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30, 2024
EBITDA and Adjusted EBITDA by Segment:	EES	CSS	UBS	Corporate	Total

Net income attributable to common stockholders	$179.3	$114.3	$268.5	$(344.4)	$217.7
Net income (loss) attributable to noncontrolling interests	0.1	0.7	—	(0.1)	0.7
Preferred stock dividends	—	—	—	14.4	14.4
Provision for income taxes(1)	—	—	—	87.8	87.8
Interest expense, net(1)	—	—	—	98.8	98.8
Depreciation and amortization	11.4	18.2	7.4	9.1	46.1
EBITDA	$190.8	$133.2	$275.9	$(134.4)	$465.5
Other expense (income), net(2)	3.0	16.0	(103.2)	(11.7)	(95.9)
Stock-based compensation expense	1.1	1.6	0.8	(0.8)	2.7
Loss on abandonment of assets(3)	—	—	—	17.8	17.8
Digital transformation costs(4)	—	—	—	6.1	6.1
Cloud computing arrangement amortization(5)	—	—	—	3.0	3.0
Restructuring costs(6)	—	—	—	0.9	0.9
Adjusted EBITDA	$194.9	$150.8	$173.5	$(119.1)	$400.1
Adjusted EBITDA margin %	9.0%	8.1%	12.0%		7.3%
(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.
(2) Other income for the UBS segment includes the gain on the divestiture of the WIS business.
(3) Loss on abandonment of assets represents the write-off of certain capitalized cloud computing arrangement implementation costs relating to a third-party developed operations management software product in favor of an application with functionality that better suits the Company’s operations.

(4) Digital transformation costs include costs associated with certain digital transformation initiatives.
(5) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

(6) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.
Note: EBITDA, Adjusted EBITDA and Adjusted EBITDA margin % are non-GAAP financial measures that provide indicators of the Company's performance and its ability to meet debt service requirements. For the three months ended September 30, 2024, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, digital transformation costs, cloud computing arrangement amortization, and restructuring costs. For the three months ended September 30, 2023, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, digital transformation costs, restructuring costs, and merger-related and integration costs. For the three months ended June 30, 2024, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, loss on abandonment of assets, digital transformation costs, cloud computing arrangement amortization, and restructuring costs. Adjusted EBITDA margin % is calculated by dividing Adjusted EBITDA by net sales.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Nine Months Ended September 30, 2024
EBITDA and Adjusted EBITDA by Segment:	EES	CSS	UBS	Corporate	Total

Net income attributable to common stockholders	$495.9	$353.1	$597.8	$(937.7)	$509.1
Net (loss) income attributable to noncontrolling interests	(1.3)	1.9	—	0.7	1.3
Preferred stock dividends	—	—	—	43.1	43.1
Provision for income taxes(1)	—	—	—	188.1	188.1
Interest expense, net(1)	—	—	—	279.8	279.8
Depreciation and amortization	34.8	53.9	21.3	27.6	137.6
EBITDA	$529.4	$408.9	$619.1	$(398.4)	$1,159.0
Other expense (income), net(2)	14.3	39.4	(122.1)	(30.9)	(99.3)
Stock-based compensation expense	3.3	4.9	2.4	9.0	19.6
Loss on abandonment of assets(3)	—	—	—	17.8	17.8
Digital transformation costs(4)	—	—	—	17.5	17.5
Cloud computing arrangement amortization(5)	—	—	—	9.7	9.7
Restructuring costs(6)	—	—	—	9.5	9.5
Excise taxes on excess pension plan assets(7)	—	—	—	4.8	4.8
Adjusted EBITDA	$547.0	$453.2	$499.4	$(361.0)	$1,138.6
Adjusted EBITDA margin %	8.5%	8.3%	11.3%		7.0%
(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.
(2) Other income for the UBS segment includes the gain on the divestiture of the WIS business.
(3) Loss on abandonment of assets represents the write-off of certain capitalized cloud computing arrangement implementation costs relating to a third-party developed operations management software product in favor of an application with functionality that better suits the Company’s operations.

(4) Digital transformation costs include costs associated with certain digital transformation initiatives.
(5) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

(6) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.
(7) Excise taxes on excess pension plan assets represent the excise taxes applicable to the excess pension plan assets following the final settlement of the Company's U.S. pension plan.

	Nine Months Ended September 30, 2023
EBITDA and Adjusted EBITDA by Segment:	EES	CSS	UBS	Corporate	Total

Net income attributable to common stockholders	$516.2	$413.6	$552.1	$(901.4)	$580.5
Net (loss) income attributable to noncontrolling interests	(0.8)	1.0	—	(0.2)	—
Preferred stock dividends	—	—	—	43.1	43.1
Provision for income taxes(1)	—	—	—	160.2	160.2
Interest expense, net(1)	—	—	—	292.3	292.3
Depreciation and amortization	32.3	53.9	18.7	31.5	136.4
EBITDA	$547.7	$468.5	$570.8	$(374.5)	$1,212.5
Other expense (income), net	12.0	38.2	(0.5)	(35.1)	14.6
Stock-based compensation expense(2)	3.8	3.8	2.4	22.1	32.1
Digital transformation costs(3)	—	—	—	28.5	28.5
Merger-related and integration costs(4)	—	—	—	16.9	16.9
Restructuring costs(5)	—	—	—	15.4	15.4
Adjusted EBITDA	$563.5	$510.5	$572.7	$(326.7)	$1,320.0
Adjusted EBITDA margin %	8.6%	9.5%	11.4%		7.8%
(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.
(2) Stock-based compensation expense in the calculation of adjusted EBITDA for the nine months ended September 30, 2023 excludes $2.6 million that is included in merger-related and integration costs.
(3) Digital transformation costs include costs associated with certain digital transformation initiatives.
(4) Merger-related and integration costs include integration and professional fees associated with the integration of Wesco and Anixter, as well as advisory, legal, and separation costs associated with the merger between the two companies.

(5) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)
Note: Adjusted EBITDA and Adjusted EBITDA margin % are non-GAAP financial measures that provide indicators of the Company's performance and its ability to meet debt service requirements. For the nine months ended September 30, 2024, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, loss on abandonment of assets, digital transformation costs, cloud computing arrangement amortization, restructuring costs, and excise taxes on excess pension plan assets related to the final settlement of the Anixter Inc. Pension Plan. For the nine months ended September 30, 2023, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, digital transformation costs, merger-related and integration costs, and restructuring costs. Adjusted EBITDA margin % is calculated by dividing Adjusted EBITDA by net sales.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Twelve Months Ended
Financial Leverage:	September 30, 2024	December 31, 2023

Net income attributable to common stockholders	$636.8	$708.1
Net income attributable to noncontrolling interests	1.9	0.6
Preferred stock dividends	57.4	57.4
Provision for income taxes	253.7	225.9
Interest expense, net	376.9	389.3
Depreciation and amortization	182.4	181.3
EBITDA	$1,509.1	$1,562.6
Other (income) expense, net	(88.8)	25.1
Stock-based compensation expense	33.0	45.5
Merger-related and integration costs(1)	2.4	19.3
Restructuring costs(2)	10.8	16.7
Digital transformation costs(3)	25.1	36.1
Excise taxes on excess pension plan assets(4)	4.8	—
Loss on abandonment of assets(5)	17.8	—
Cloud computing arrangement amortization(6)	9.7	—
Adjusted EBITDA	$1,523.9	$1,705.3

	As of
	September 30, 2024	December 31, 2023
Short-term debt and current portion of long-term debt, net	$14.9	$8.6
Long-term debt, net	5,007.8	5,313.1
Debt discount and debt issuance costs(7)	50.6	43.0
Fair value adjustments to Anixter Senior Notes due 2023 and 2025(7)	(0.1)	(0.1)
Total debt	5,073.2	5,364.6
Less: Cash and cash equivalents	706.8	524.1
Total debt, net of cash	$4,366.4	$4,840.5

Financial leverage ratio	2.9	2.8
(1)Merger-related and integration costs include integration and professional fees associated with the integration of Wesco and Anixter, as well as advisory, legal, and separation costs associated with the merger between the two companies
(2)Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.
(3)Digital transformation costs include costs associated with certain digital transformation initiatives, which have historically been included in merger-related and integration costs in prior years.
(4)Excise taxes on excess pension plan assets represent the excise taxes applicable to the excess pension plan assets following the final settlement of the Company's U.S. pension plan.
(5)Loss on abandonment of assets represents the write-off of certain capitalized cloud computing arrangement implementation costs relating to a third-party developed operations management software product in favor of an application with functionality that better suits the Company’s operations.
(6)Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.
(7)Debt is presented in the condensed consolidated balance sheets net of debt discount and debt issuance costs, and includes adjustments to record the long-term debt assumed in the merger with Anixter at its acquisition date fair value.
Note: Financial leverage ratio is a non-GAAP measure of the use of debt. Financial leverage ratio is calculated by dividing total debt, excluding debt discount, debt issuance costs and fair value adjustments, net of cash, by adjusted EBITDA. EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as the trailing twelve months EBITDA before other non-operating expenses (income), non-cash stock-based compensation expense, merger-related and integration costs, restructuring costs, digital transformation costs, excise taxes on excess pension plan assets related to the final settlement of the Anixter Inc. Pension Plan, loss on abandonment of assets, and cloud computing arrangement amortization.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
Free Cash Flow:	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Cash flow provided by operations	$302.1	$361.7	$824.6	$423.9
Less: Capital expenditures	(29.2)	(19.3)	(70.4)	(63.6)
Add: Other adjustments	6.6	14.7	22.6	24.1
Free cash flow	$279.5	$357.1	$776.8	$384.4
Percentage of adjusted net income	144.9%	143.2%	153.7%	57.5%
Note: Free cash flow is a non-GAAP financial measure of liquidity. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to fund investing and financing activities. For the three and nine months ended September 30, 2024, the Company paid for certain costs related to digital transformation and restructuring. For the three and nine months ended September 30, 2023, the Company paid for certain costs to integrate the acquired Anixter business and related to digital transformation as well as certain restructuring costs. Such expenditures have been added back to operating cash flow to determine free cash flow for such periods. Our calculation of free cash flow may not be comparable to similar measures used by other companies.